UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):December 14, 2010 (December 12, 2010)
Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

Canada	001-14956	Not Applicable
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

7150 Mississauga Road
Mississauga, Ontario
Canada	L5N 8M5
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (905) 286-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
EX-10.1
EX-10.2
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 12, 2010, Mr. William Wells resigned, effective immediately, from his positions as Non-Executive Chairman and as a director of Valeant Pharmaceuticals International, Inc. (the “Company”) and as President and Chairman of Biovail Laboratories International SRL (“BLS”) to pursue other interests. Also effective December 12, 2010, Mr. Robert Ingram assumed the role of Chairman of the Board of Directors of the Company.
     In connection with Mr. Wells’ resignation from his positions as Non-Executive Chairman and as a director of the Company, Mr. Wells entered into a separation agreement with the Company pursuant to which the Company agreed to pay Mr. Wells $480,769 (representing the cash value of the general services fee that Mr. Wells would have received had he continued to serve as Non-Executive Chairman and as a director of the Company through the date of the Company’s 2012 annual meeting), subject to Mr. Wells executing and not revoking a full release of claims in favor of the Company and its affiliates.
     In addition, in connection with Mr. Wells’ resignation from his positions as President and Chairman of BLS, Mr. Wells entered into a separation agreement with BLS and the Company (the “BLS separation agreement”). The BLS separation agreement provides for BLS, subject in each case to Mr. Wells executing and not revoking a full release of claims in favor of the Company and its affiliates, to (i) pay to Mr. Wells a lump sum amount equal to the excess of $860,000 over the aggregate amount of the transition services fees previously paid to Mr. Wells for his services to BLS, (ii) transfer to Mr. Wells the automobile currently used by Mr. Wells in Barbados, and (iii) pay the rental fees for the accommodations used by Mr. Wells in Barbados for the remainder of the existing lease term.
     Copies of the separation agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing description of the separation agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the separation agreements.

Item 8.01	Other Events
     On December 13, 2010, the Company issued a press release announcing that Mr. Ingram had been appointed as Chairman of the Board of Directors of the Company, replacing Mr. Wells who had resigned from the Board of Directors of the Company to pursue other interests. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
10.1	Separation Agreement between Valeant Pharmaceuticals International, Inc., and William M. Wells.

10.2	Separation Agreement between Valeant Pharmaceuticals International, Inc., Biovail Laboratories International SRL, and William M. Wells.

99.1	Press Release

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.,
by	/s/ Margaret Mulligan
	Name:	Margaret Mulligan
	Title:	Executive Vice President, Chief Financial Officer

Date: December 14, 2010